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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 2001, except as to Note 9 which is as of February 21, 2001, relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in Praxair, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut
March 19, 2001